Supplemental Operational Measures

We provide a supplemental discussion of our domestic wireless operations that is calculated by combining our Consumer Mobility and Business Solutions segments, and then adjusting to remove non-wireless operations. The following table presents a reconciliation of our supplemental AT&T Mobility results.

Supplemental Operational Measure
	Three Months Ended
	March 31, 2018				March 31, 2017
	Consumer Mobility	Business Solutions	Adjustments[1]	AT&T Mobility	Consumer Mobility	Business Solutions	Adjustments[1]	AT&T Mobility
Operating Revenues
Wireless service	$11,612	$1,791	$-	$13,403	$12,465	$2,003	$-	$14,468
Strategic services	-	3,138	(3,138)	-	-	2,974	(2,974)	-
Legacy voice and data services	-	2,839	(2,839)	-	-	3,549	(3,549)	-
Other service and equipment	-	839	(839)	-	-	878	(878)	-
Wireless equipment	3,374	578	-	3,952	2,341	288	-	2,629
Total Operating Revenues	14,986	9,185	(6,816)	17,355	14,806	9,692	(7,401)	17,097

Operating Expenses
Operations and support	8,524	5,638	(4,060)	10,102	8,560	6,040	(4,715)	9,885
EBITDA	6,462	3,547	(2,756)	7,253	6,246	3,652	(2,686)	7,212
Depreciation and amortization	1,807	1,462	(1,174)	2,095	1,716	1,465	(1,189)	1,992
Total Operating Expenses	10,331	7,100	(5,234)	12,197	10,276	7,505	(5,904)	11,877
Operating Income	$4,655	$2,085	$(1,582)	$5,158	$4,530	$2,187	$(1,497)	$5,220
[1] Business wireline operations reported in Business Solutions segment.